Exhibit 99.1

NEWS FOR IMMEDIATE RELEASE

Contacts:

Henri Van Parys	Cindy Williams
Corporate Communications Manager	Investor Relations Manager
727.214.1072	727.214.3438
henri.vanparys@FADV.com	clwilliams@FADV.com

FIRST ADVANTAGE CORPORATION REPORTS OPERATING

RESULTS FOR THE FIRST QUARTER OF 2007

ST. PETERSBURG, Fla., April 24, 2007—First Advantage Corporation (NASDAQ: FADV), a global risk mitigation and business solutions provider, today announced its operating results for the first quarter ended March 31, 2007.

First Advantage reported net income of $11.2 million (19 cents per diluted share) for the quarter ended March 31, 2007, compared with net income of $12.7 million (22 cents per diluted share) for the quarter ended March 31, 2006.

Results of operations for the quarter ending March 31, 2007, include compensation-related expense of $8 million ($4.7 million after tax or 8 cents per diluted share) related to the resignation of John Long, former chief executive officer, and the execution of a transition agreement setting forth the terms of his resignation. The agreement provides for a cash severance of $4.4 million and the value of previously unvested restricted stock, restrictive stock units and stock options. Revenues for the company were $216.1 million compared to $194.3 million for the quarters ended March 31, 2007, and March 31, 2006, respectively.

Earnings before interest, taxes, depreciation and amortization, minority interest and share-based compensation expense (Adjusted EBITDA) were $39.6 million and $39.5 million for the quarters ended March 31, 2007, and March 31, 2006, respectively.

“We are pleased with our first quarter operating results,” stated Anand Nallathambi, president and chief executive officer. “Our Data Services and Multifamily Services segments performed well as margins increased from the first quarter of last year. We are also encouraged to see improving results in our Employer Services segment where product expansion, cross-selling initiatives and investments made in foreign operations are starting to pay off. Our Lender Services segment continues to outperform the mortgage market.

“First Advantage will continue to focus on achieving operating efficiencies in all of our businesses and emphasize cross-sell opportunities to take advantage of our vast array of products and services. We believe our strong market presence in every one of our major businesses will enable First Advantage to capitalize on a healthy economic environment and enhance shareholder value.”

First Advantage’s first quarter 2007 results will be discussed in more detail on Tuesday, April 24, 2007, at 5:00 p.m. EDT, via teleconference and webcast. The teleconference dial-in number is 888.323.2711 within the U.S. and 210.234.0000 outside the U.S. The teleconference pass code is “Advantage”. The live audio webcast of the call will be accessible from the Investor Relations section of First Advantage’s Web site at www.FADV.com. An audio replay of the teleconference call will be available through May 8, 2007, by dialing 800.925.1774 within the U.S., or 402.998.0859 outside the U.S. An audio archive of the webcast will also be available for replay on First Advantage’s Web site following the call.

First Advantage Corporation Reports Operating Results for the First Quarter of 2007

Summary Income Statement (Unaudited)

(In thousands, except per share amounts)	Three Months Ended March 31,
	2007	2006
Service revenue	$201,887	$181,219
Reimbursed government fee revenue	14,201	13,129

Total revenue	216,088	194,348
Cost of service revenue	61,188	56,589
Government fees paid	14,201	13,129

Total cost of sales	75,389	69,718
Gross margin	140,699	124,630

Salaries and benefits	73,970	58,634
Facilities and telecommunications	8,025	7,051
Other operating expenses	26,249	22,551
Depreciation and amortization	10,445	9,210

Income from operations	22,010	27,184

Interest (expense) income:
Interest expense	(3,226)	(3,241)
Interest income	341	140

Interest (expense) income, net	(2,885)	(3,101)
Equity in earnings of investee	780	109

Income before income taxes and minority interest	19,905	24,192
Provision for income taxes	8,102	10,500

Income before minority interest	11,803	13,692
Minority interest	560	947

Net income	$11,243	$12,745

Per share amounts:
Basic earnings per share	$0.19	$.23

Basic weighted-average shares outstanding	58,371	55,997

Diluted earnings per share	$0.19	$.22

Diluted weighted-average shares outstanding	58,888	57,833

EBITDA calculation:
Net income	$11,243	$12,745
Provision for income taxes	8,102	10,500
Minority Interest	560	947
Interest expense	3,226	3,241
Depreciation and amortization	10,445	9,210

Earnings before interest, taxes, depreciation
and amortization (EBITDA)*	$33,576	$36,643
Share based compensation expense	6,057	2,850

Adjusted EBITDA	$39,633	$39,493

*EBITDA and adjusted EBITDA are not measures of financial performance under generally accepted accounting principles. EBITDA and adjusted EBITDA are used by certain investors to analyze and compare companies.

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First Advantage Corporation Reports Operating Results for the First Quarter of 2007

Segment Financial Information (Unaudited)

	Three Months Ended March 31,
(In thousands, except percentages)	2007	2006

Service revenue
Lender Services	$45,637	$45,302
Data Services	40,042	35,881
Dealer Services	29,767	29,629
Employer Services	54,698	39,662
Multifamily Services	17,605	16,693
Investigative & Litigation Support Services	15,298	15,046
Corporate	(1,160)	(994)

Consolidated	$201,887	$181,219

Income (Loss) from operations
Lender Services	$12,656	$13,481
Data Services	11,721	9,635
Dealer Services	3,512	3,928
Employer Services	5,111	2,338
Multifamily Services	4,314	3,204
Investigative & Litigation Support Services	2,186	3,069
Corporate	(17,490)	(8,471)

Consolidated	$22,010	$27,184

Operating margin percentage of service revenue
Lender Services	27.73%	29.76%
Data Services	29.27%	26.85%
Dealer Services	11.80%	13.26%
Employer Services	9.34%	5.89%
Multifamily Services	24.50%	19.19%
Investigative & Litigation Support Services	14.29%	20.40%
Corporate	N/A	N/A

Consolidated	10.90%	15.00%

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First Advantage Corporation Reports Operating Results for the First Quarter of 2007

About First Advantage Corporation

First Advantage Corporation (NASDAQ: FADV) combines industry expertise with information to create products and services that organizations worldwide use to make smarter business decisions. First Advantage is a leading provider of consumer credit information in the mortgage, automotive and subprime markets; business credit information in the transportation industry; lead generation services; motor vehicle record reports; supply chain security consulting; employment background verifications; occupational health services; applicant tracking systems; recruiting solutions; skills assessments; business tax consulting services; insurance fraud, corporate and litigation investigations; surveillance; computer forensics; electronic discovery; data recovery; due diligence reporting; resident screening; property management software; renters insurance and consumer location services. First Advantage ranks among the top companies in all of its major business lines. First Advantage is headquartered in St. Petersburg, Fla., and has more than 4,700 employees in offices throughout the United States and abroad. More information about First Advantage can be found at www.FADV.com.

First Advantage is a majority-owned subsidiary of The First American Corporation (NYSE: FAF), a FORTUNE 500® company that traces its history to 1889. First American is America’s largest provider of business information, supplying businesses and consumers with valuable information products to support the major economic events of people’s lives. Additional information about the First American Family of Companies can be found at www.firstam.com.

Certain statements in this press release, including those related to execution of growth strategy, expansion of service offerings, and improvements to operational efficiencies are forward looking. Risks and uncertainties exist that may cause results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements include: general volatility of the capital markets and the market price of the company’s Class A common stock; the company’s ability to successfully raise capital; the company’s ability to identify and complete acquisitions and successfully integrate businesses it acquires; changes in applicable government regulations; the degree and nature of the company’s competition; increases in the company’s expenses; continued consolidation among the company’s competitors and customers; unanticipated technological changes and requirements; the company’s ability to identify suppliers of quality and cost-effective data, and other risks identified from time-to-time in the company’s SEC filings. The forward-looking statements speak only as of the date they are made. The company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. Investors are advised to consult the company’s filings with the SEC, including its 2006 Annual Report on Form 10-K, for a further discussion of these and other risks.

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